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                                                               Exhibit 10(ii)(k)

    Section 15 of the J. C. Penney Company, Inc. 1989 Equity Compensation Plan ("1989 Plan") is hereby deleted in its entirety and the following substituted therefor:


15. Nontransferability. No stock award not named in full, stock option, SAR, or TBR granted under the Plan shall be assignable or transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or any successor statutes thereto, or as permitted pursuant to any rule, regulation, or interpretation of the Securities and Exchange Commission applicable thereto, and any attempt to do so shall be void. No stock option, SAR, or TBR will be exercisable during the Associate Participant's or Non-Associate Director Participant's (together "Participant's" or "Participant") lifetime except by him or her or by his or her guardian or legal representative, or by a permitted transferee pursuant to this Section, or other third party, as the Committee may determine. The restrictions on transfer, sale, assignment, pledge, encumbrance or disposition contained in subsection 14(b) above shall not apply to a permitted transferee pursuant to this subsection.

The following paragraph is hereby added to Section 21 of the 1989 Plan:

    With respect to Participants subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3, as in effect from time to time, or any successor rule thereto ("Rule 16b-3"). To the extent any provision of the Plan, or any action in administering the Plan, fails to so comply, such provision or action will, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3; provided, however, that if such provision or action cannot be amended to reflect such compliance, such provision or action will be deemed null and void, to the extent permitted by law and deemed advisable by the relevant authority. Each award to a Participant subject to Section 16 of the Exchange Act under this Plan will be deemed issued subject to the foregoing qualification.